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                              SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549

                                       Form 8-K/A

                                   CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report: September 2, 1999

PATHFINDER DATA GROUP INC.
(Exact name of registrant as specified in its charter)

Colorado                            0-15089            84-0906205
(State or other jurisdiction of   (Commission       (I.R.S. Employer
 incorporation or organization)    File Number)      I.D. Number)

20 Commerce Park North              Bedford, NH          03110
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:   603-628-2888


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                               ITEM 4

          Changes in Registrant's Certifying Accountant


The Registrant, effective on July 19, 1999, engaged Ferrari & Associates, PC
21 Locke Mill Drive, Litchfield, NH 03052 as its independent accountant. Simultaneous with the engagement of the new accountant on July 19, 1999 the Registrant dismissed its former independent accountant, Berry, Dunn, McNeil and Parker, 900 Elm Street, Manchester, NH 03101. In connection with the change of accountants,there were no disagreements with the former accountants on any matter with respect to the current or and prior fiscal years, for the change was principally motivated because Stephen J. Ferrari, who was the partner in-charge of the previous audits of the Registrant, while Registrant was a client of Berry,Dunn,McNeil & Parker, was leaving to form his own firm.
Prior to the engagement by the Registrant did not consult with or obtain oral or written advice from Ferrari & Associates, an accountancy PC, on any accounting, auditing or reporting matters.

The former accountant was dismissed as of the above date for the reasons stated above.

The former accountant's report on the financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the Registrant's two most recent fiscal years audited by the former accountant and from the date of the last audit to date of dismissal there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The decision to change accountants was recommended and approved by the Registrant's Board of Directors.

The Registrant has sent the former accountant a copy of this amended 8-K/A filing and is waiting for a letter from the former accountant under rule 304.

[TYPE]        CORRESP


Securities and Exchange Commission
Washington, DC 20549
                                                 September 8, 1999
Re: Pathfinder Data Group, Inc.
    Commission File 0-15089

We have read the statements made by Pathfinder Data Group, Inc., which we understand were filed with the Commission, pursuant to Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report dated September 2, 1999. We agree with the statements concerning our Firm in such Form 8-K/A.


Very truly yours,

/s/ Berry, Dunn, McNeil & Parker


                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PATHFINDER DATA GROUP INC.

By: s/ Allan S. Wolfe
       Allan S. Wolfe, President

September 3, 1999


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